                                                                 Exhibit 2(b)

                            NOTE PURCHASE AGREEMENT

     THIS AGREEMENT is made and entered into as of the 31st day of May, 1996, between and among those persons and entities listed on Exhibit "A" attached hereto and made a part hereof, with the states of organization or counties of residence, as the case may be, also set forth in Exhibit "A", each of whom is the bona fide holder of certain promissory notes issued by The Wimmer Companies, Inc., a Tennessee corporation (the "Company"), and more particularly described herein (individually a "Note Holder" and collectively, the "Note Holders"); Wimmer Acquisition Corp., a Tennessee corporation ("WAC"); Mercury Printing Company, Inc., a Tennessee corporation ("Mercury"); and Graphic Industries, Inc., a Georgia corporation ("Graphic"), and the Company.

     Mercury, WAC and Graphic have entered into that certain Agreement And Plan of Reorganization of even date (the "Reorganization Agreement") with the Company, pursuant to which the Company will transfer certain assets, subject to certain liabilities, to WAC (the "Reorganization").

     WAC is a wholly-owned subsidiary of Mercury, and Mercury is a wholly-owned subsidiary of Graphic.

     In connection with the Reorganization, and as a condition thereto, WAC has agreed to purchase, and the Note Holders have agreed to sell, those certain promissory notes issued by the Company to the Note Holders more particularly described on Exhibit "A" attached hereto (individually a "Note" and collectively, the "Notes"), subject to the terms and conditions hereof.

     THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows.

                                   ARTICLE I
                                  DEFINITIONS

     1.1 The capitalized terms used in this Agreement and not expressly defined herein shall have the meanings set forth in the Glossary attached hereto and made a part hereof.

                                   ARTICLE II
                         PURCHASE AND SALE OF THE NOTES

     2.1   Purchase and Sale of the Notes.   At the Closing, WAC  shall purchase
           ------------------------------
from the Note Holders, and the Note Holders shall sell to WAC, the Notes, for the consideration hereinafter set forth, free and clear of any liens, claims, charges or encumbrances of any kind or nature whatsoever. The purchase and sale of the Notes shall be deemed effective as of May 31, 1996 (the "Effective Date").

     2.2  Issuance of Graphic Stock.  In full consideration for the purchase of
          -------------------------
the Notes by WAC, Graphic shall issue and deliver: (a) the Initial Shares to the Note Holders in accordance with their pro-rata holdings of the Notes as set forth on Schedule 2.2 hereto; and (b) the Escrow Shares to the Escrow Agent, pursuant to the Escrow Agreement in the name of the Escrow Agent.

     2.3  Determination of Number of Shares to be Issued.  The number of shares
          ----------------------------------------------
of Graphic Stock to be issued to the Note Holders in consideration for the purchase and sale of the Notes shall be determined as follows:

     (a) The Notes shall be valued at the full outstanding principal amount thereof as of the Closing Date, as determined from the books and records of the
Company, plus accrued interest to and through the Closing Date.   The value of
the Notes as so determined shall be referred to herein collectively as the "Note Value."

     (b) The Note Value shall be divided by the Market Value Per Share and the resulting quotient shall then be rounded up to the nearest whole number of shares of Graphic Common Stock and this result shall equal the number of shares of Graphic Stock to be issued to the Note Holders in exchange and in consideration for the Notes.

     (c) The Note Value shall be subject to adjustment based upon adjustments, if any, to the consideration for the Reorganization as set forth in Section 2.6 of the Reorganization Agreement.

     2.4  Exchange of Notes.  On the Closing Date, each Note Holder shall
          -----------------
surrender and deliver the original of each Note to WAC marked "Fully Paid and Satisfied", or, alternatively, as WAC may elect, in its sole discretion, endorsed "Assigned Without Recourse to Wimmer Acquisition Corp., its successors and assigns" and signed by each Note Holder. In exchange therefor, the Note Holders shall receive certificates for the Initial Shares as set forth above, and Graphic shall deliver the Escrow Shares to the Escrow Agent.

     2.5  Escrow.
          ------

     (a) On the Closing Date, Graphic shall issue and deliver to the Escrow Agent the Escrow Shares pursuant to the Escrow Agreement to be held in escrow for the Escrow Period. The Escrow Shares and the dividends thereon shall be used for the purposes set forth in the Escrow Agreement, including but not limited to: (i) repurchase of certain accounts receivable of the Company as determined under Section 2.6(c) of the Reorganization Agreement; (ii) adjust the consideration as set forth in Section 2.6 of the Reorganization Agreement; and
(iii) compensate Mercury, WAC and Graphic, in whole or in part, for a breach of any representation, warranty or covenant by the Company or the Stockholder in the Reorganization Agreement or by the Company or the Note Holders in this Agreement.

     (b) During the Escrow Period no party to the Escrow Agreement shall be entitled to sell, pledge, hypothecate, assign or otherwise dispose of any Escrow Shares; provided, however, that during the Escrow Period, the Note Holders shall be entitled to instruct the Escrow Agent to sell shares of Graphic Stock held in escrow, provided that all of the proceeds thereof shall be held in escrow pursuant to the Escrow Agreement and invested by the Escrow Agent in United States government securities or in money market funds which deal only in United States government securities.

     2.6  Payment.  Any amount due to WAC, Mercury or Graphic from the Note
          -------
Holders pursuant to any adjustments in consideration for the Reorganization Agreement pursuant to Section 2.6(c) of the Reorganization Agreement shall be paid, at the Note Holder's election, in cash, through the return of shares of Graphic Stock (valued at the Market Value Per Share as defined in the Reorganization Agreement) or through return of Escrow Shares pursuant to the Escrow Agreement or any combination thereof.

     2.7  Simultaneous Closing.  The Closing of the purchase and sale of the
          --------------------
Notes shall occur simultaneously with, and shall be expressly conditioned upon, the Closing of the transaction contemplated in the Reorganization Agreement. The time and place of the Closing shall be the same as the time and place of Closing pursuant to the Reorganization Agreement.

     2.8  Deliveries at Closing.  At the Closing, and in addition to the
          ---------------------
delivery of the original Notes, marked or endorsed as set forth in Section 2.4 above, the Note Holders shall execute and deliver to Mercury, WAC and Graphic such additional documents, certificates, instruments and writings as Mercury, WAC or Graphic shall reasonably request, including an opinion of counsel for the Note Holders substantially in the form of Exhibit "D" attached hereto.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby restates, reaffirms and incorporates herein by reference, as if fully set forth herein, each of the representations and warranties of the Company set forth in Article 3 of the Reorganization Agreement. All of such representations and warranties shall be deemed given and made by the Company with respect to this Agreement and the Ancillary Agreements with equal force, effect and consequence as set forth in the Reorganization Agreement.

                                   ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF THE NOTE HOLDERS

     Each of the Note Holders hereby jointly and severally represents and warrants to and with Mercury, WAC and Graphic as follows:

     4.1  Organization; Capacity; Power.  Each Note Holder: (a) if a
          -----------------------------
corporation, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) if a partnership, joint venture, limited liability company, limited liability partnership or other form of business entity, is duly organized, validly existing as such entity and is in good standing under the laws of the state of its organization or formation; (c) has the corporate or other requisite power and authority to own or lease its properties and to carry on its business as now being conducted and is authorized and qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization; (d) if an individual, has the full, unrestricted capacity and power to enter into, deliver and perform this Agreement, the Ancillary Agreements and his or her respective obligations hereunder and thereunder.

     4.2  Authority.  The execution and delivery of this Agreement and the
          ---------
Ancillary Agreements by the Note Holders, and the performance of their respective obligations hereunder and thereunder, constitute valid and legally binding obligations of the Note Holders enforceable in accordance with their respective terms. All corporate or other action required to be taken by the Note Holders to authorize and approve the execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated herein and therein has been duly and validly taken.

     4.3  Title to the Notes.  Each Note Holder has good, valid and unrestricted
          ------------------
title to the Notes held by him or it, free and clear of any and all liens, options, contracts, calls, commitments, demands, encumbrances, equities, pledges or claims whatsoever (collectively, "Encumbrances"). Upon consummation of the transaction contemplated in this Agreement, Mercury will obtain good and valid title to the Notes, free and clear of any Encumbrances.

     4.4  Compliance with Laws and Validity of Contemplated Transactions.  The
          --------------------------------------------------------------
execution, delivery and performance of this Agreement and the Ancillary Agreements by the Note Holders in accordance with their respective terms and the consummation of the transactions contemplated herein or therein does not and will not: (a) violate any law applicable to the Note Holders; (b) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or bylaws, or the governing documents of any Note Holder or under any indenture, agreement, or other instrument to which any of the Note Holders is a party or by which they or any portion of their respective properties may be bound; or (c) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by the Note Holders. No authorization, approval, or consent of, and no registration or filing with, any governmental or regulatory official body or authority, or any third party is required in connection with the execution, delivery or performance by the Note Holders of this Agreement or the Ancillary Agreements.

     4.5  Status of the Notes.
          -------------------

     (a) Each Note represents a bona fide, valid, lawful and binding obligation of the Company, enforceable in accordance with its terms, and there are no defenses, claims, setoffs, disputes pending, or to the Knowledge of the Note Holders, threatened with respect to the Notes.

     (b) The outstanding principal balance of each Note is as set forth on the Interim Balance Sheet, and there are no principal or other amounts due with respect to the Notes other than as set forth on the Interim Balance Sheet.

     (c) All interest due or accrued on or with respect to the Notes, or any other amounts due with respect to the Notes, is shown or reflected on the Interim Balance Sheet and will be paid, in full, at Closing by the Company.

     (d) Each Note represents a valid obligation for money loaned or advanced to the Company by the Note Holders.

     (e) Except as set forth on Schedule 4.5, there is no collateral or security of any kind or nature whatsoever for the indebtedness evidenced by the Notes, and no Note Holder holds security title to or a valid security interest in or to any asset or property of the Company or any stockholder of the Company relating to the Notes.

     4.6  Litigation.  Except as set forth on Schedule 4.6, there is no
          ----------
litigation, arbitration or other similar proceeding pending or, to the Knowledge of the Note Holders, threatened against or affecting any of the Note Holders, their respective properties or its rights or which pertains to the transactions contemplated by this Agreement. The Note Holders do not know of any reasonably likely basis for any such litigation, arbitration or similar proceeding, the result of which would adversely affect the Company, or the transactions contemplated hereby. No Note Holder is a party or subject to the provisions of any judgment, order, writ, injunction decree or award of any court, arbitrator, or governmental or regulatory official body or authority which may adversely affect the Note Holders or the transactions contemplated hereby.

     4.7  Compliance with Laws.  No Note Holder is in default under any order of
          --------------------
any court, governmental authority or arbitration board or tribunal, or under any laws, ordinances, governmental rules or regulations to which it is subject.

     4.8  Consents.   No consent, approval or authorization of any governmental
          --------
authority or other persons or entities is required in connection with the execution, delivery or performance of this Agreement or the Ancillary Agreements on the part of the Note Holders or the consummation of the transactions contemplated herein or therein.

     4.9  Broker's or Finder's Fees.  Neither the Company  nor any Note Holder,
          -------------------------
nor any of the directors, officers or employees of the Company has employed any broker, agent or finder or incurred any liability for brokerage fees, agents' commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     4.10  Securities Representations.
           --------------------------

     (a) Each Note Holder, either alone or with his or her respective purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of obtaining the Graphic Stock and making an investment in Graphic. No assurances have been made as to the future income or success of Graphic. Each Note Holder has had an opportunity to ask questions and receive answers from the officers and directors of Graphic concerning Graphic and the terms and conditions of his investment in Graphic.

     (b) The Note Holders have not received any representations or warranties, other than those set forth in this Agreement, from the officers, directors, affiliates, agents or representatives of Graphic in making their respective decisions to exchange the Notes for Graphic Stock as set forth herein, and the Note Holders are relying solely on the information contained in this Agreement, and personal investigation.

     (c) The Note Holders are presently bona fide residents of the State of Tennessee and have no present intention of becoming a resident of any other state or jurisdiction.

     (d) The Note Holders have carefully evaluated their respective financial resources and investment position and the risks associated with this investment in Graphic and acknowledges that they are familiar with and able to bear any economic risk of such investment.

     (e) The Note Holders understand and agree that the Graphic Stock will be issued to them without registration under any state or federal law relating to the registration of securities, except as set forth in Article 7 herein and will be issued in reliance on exemptions from registration under appropriate state and federal laws and that reliance by Graphic on such exemptions is predicated in part on the representations set forth in this Section 4.10. The Note Holders are acquiring the Graphic Stock for their own accounts, to hold for investment, and with no present intention of dividing their participation with others or reselling or otherwise participating, directly or indirectly, in the distribution thereof and shall not make any transfer, sale, or other disposition thereof: (i) other than pursuant to an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) other than pursuant to an effective registration under the Act or a transaction otherwise in compliance with the Act.

     (f) The Note Holders have not received any public solicitation or advertisement concerning an offer to sell Graphic Stock.

     4.11  Correctness of Representations.  No representation or warranty of the
           ------------------------------
Note Holders in this Agreement or in any statement, certificate or schedule furnished by the Note Holders pursuant hereto, contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading. All such statements, representations, warranties, certificates and schedules will be true and complete on and as of the Closing Date as though made on that date. True copies of the Notes and other instruments listed on or referred to, or otherwise related to any item referred to, in the schedules delivered or furnished to WAC pursuant to this Agreement have been delivered to or have been made available to or will be made available for inspection by Graphic, Mercury, WAC and their advisors and representatives.

                                   ARTICLE 5
           REPRESENTATIONS AND WARRANTIES OF MERCURY, WAC AND GRAPHIC

     Mercury, WAC and Graphic each hereby restates, reaffirms and incorporates herein by reference, as if fully set forth herein, each of the representations and warranties of Mercury, WAC and Graphic set forth in Article 4 of the Reorganization Agreement. All of such representations and warranties shall be deemed given and made by Mercury, WAC and Graphic with respect to this Agreement and the Ancillary Agreements with equal force, effect and consequence as set forth in the Reorganization Agreement.

                                   ARTICLE 6
                CONDITIONS TO CONSUMMATION OF PURCHASE AND SALE
                                  OF THE NOTES

     6.1  Conditions to Obligations of Mercury, WAC and Graphic.  The obligation
          -----------------------------------------------------
of Mercury, WAC and Graphic to consummate the transactions contemplated in this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions:

     (a) Each of the representations and warranties of the Company and the Note Holders contained in this Agreement shall be true and correct in all material respects as of, and shall not have been violated in any material respect at, the Closing Date as though made on and as of the Closing Date; the Note Holders and the Company shall, on or before the Closing Date, have performed in all material respects all of their obligations under this Agreement which by the terms hereof are to be performed by them on or before the Closing; and the Note Holders and the Company shall have delivered to Mercury, WAC and Graphic a certificate dated as of the date of the Closing to the foregoing effect.

     (b) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the transactions contemplated in this Agreement or the Reorganization Agreement or which would have a material adverse effect on WAC's ability to use the Assets to conduct the business of the Company as presently conducted or which claims material damages from Mercury, WAC or Graphic with respect to the transactions contemplated in this Agreement or the Reorganization Agreement.

     (c) The Note Holders shall have delivered to Mercury, WAC and Graphic a certificate or certificates from them, or their duly elected corporate secretaries or other appropriate officers, certifying as to the requisite corporate or other action authorizing the transactions contemplated in this Agreement, and the status of record ownership of the Notes by the Note Holders, incumbency and related matters.

     (d) The Note Holders shall have executed and delivered to Mercury, WAC and Graphic the Escrow Agreement, substantially in the form of Exhibit "B" hereto.

     (e) The Note Holders shall have executed and delivered to Mercury, WAC and Graphic the Indemnification Agreement, substantially in the form of Exhibit "C" hereto.

     (f) Mercury, WAC and Graphic shall have received the opinion of Johnson, Grusin, Kee & Surprise, counsel to the Company and the Note Holders, substantially in the form of Exhibit "D" hereto.

     (g) The Reorganization Agreement shall be consummated pursuant to the Reorganization Agreement and all conditions precedent to the consummation thereof as set forth in the Reorganization Agreement shall have been satisfied or waived.

     6.2  Conditions to Obligations of the Company and the Note Holders.  The
          -------------------------------------------------------------
obligation of the Company and the Note Holders to consummate the transactions contemplated in this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions:

     (a) Each of the representations and warranties of Mercury, WAC and Graphic contained in this Agreement shall be true and correct in all material respects as of, and shall not have been violated in any material respect at, the Closing Date as though made on and as of the Closing Date; Mercury, WAC and Graphic shall, on or before the Closing, have performed in all material respects all of their obligations under this Agreement which by the terms hereof are to be performed by them on or before the Closing Date; and each of Mercury, WAC and Graphic shall have delivered to the Note Holders a certificate of one of its officers dated as of the date of the Closing to the foregoing effect.

     (b) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the transactions contemplated in this Agreement or the Reorganization Agreement or which would have a material adverse effect on the right of the Note Holders to consummate the transactions contemplated in this Agreement or which claims material damages from the Note Holders with respect to the transactions contemplated in this Agreement.

     (c) Mercury, WAC and Graphic shall have delivered to the Note Holders certificates of their respective corporate secretaries certifying as to the requisite corporate and other action authorizing the transactions contemplated in this Agreement and the incumbency of their respective officers and related matters.

     (d) Mercury, WAC and Graphic shall have executed and delivered to the Note Holders the Escrow Agreement, substantially in the form of Exhibit "B" hereto.

     (e) The Note Holders shall have executed and delivered to Mercury, WAC and Graphic the Indemnification Agreement, substantially in the form of Exhibit "C" hereto.

     (f) The Note Holders shall have received the opinion of Lawrence M. Gold, P.C., counsel to Mercury, WAC and Graphic, substantially in the form of Exhibit "E" hereto.

     (g) The Reorganization shall be consummated pursuant to the Reorganization Agreement and all conditions precedent to the consummation thereof as set forth in the Reorganization Agreement shall have been satisfied or waived.

     6.3  Fulfillment of Conditions.  Each party to this Agreement shall use
          -------------------------
his, or its best efforts to satisfy each and every condition to such party's obligation to consummate the transactions contemplated herein.

                                   ARTICLE 7
                         REGISTRATION OF GRAPHIC STOCK

     7.1  Registration.  Graphic shall prepare and file with the Commission a
          ------------
Registration Statement on Form S-3 as soon as practicable after the Closing Date, and in no event later than ninety (90) days after the Effective Date, which shall cause the Graphic Stock to be registered for resale by the Note Holders, and Graphic shall use reasonable best efforts to have such registration become effective and not abandon the filing. The Note Holders shall receive a copy of the Registration Statement prior to filing for review, and the Note Holders shall represent and warrant that the information contained in the Registration Statement concerning them and the intended method of distribution of the securities covered by the Registration Statement are true, complete, and correct. If at any time during the Effective Period, Graphic is unable to maintain such registration on Form S-3, Graphic shall utilize Form S-1 or such other registration form as Graphic deems appropriate in order to fulfill its obligations under this Article 7.

     7.2  Furnishing Information.  The Note Holders shall furnish to Graphic
          ----------------------
such information regarding the Note Holders or the Graphic Stock and the intended method of disposition of such securities, as shall be reasonably requested by Graphic in order to effect such registration.

     7.3  Prospectus Requirements.  The Note Holders hereby covenant with
          -----------------------
Graphic that they will promptly advise Graphic of any changes in the information concerning the Note Holders contained in the Registration Statement and that the Note Holders will not make any sale of Graphic Stock pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Act. The Note Holders acknowledge that occasionally there may be times when Graphic must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Graphic and declared effective by the Commission, the relevant prospectus has been supplemented by Graphic or until such time as Graphic has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended. During any such period in which sales are suspended and upon reasonable prior notice of such suspension from Graphic, the Note Holders agree not to sell any shares of Graphic Stock pursuant to any such prospectus; provided however that Graphic shall use its reasonable best efforts to file any required amendment, supplement, or report with the Commission within 30 days of such suspension. The Note Holders covenant that they will not sell any shares pursuant to any prospectus during the period commencing at the time at which Graphic gives the Note Holders notice of the suspension of the use of a given prospectus and ending at the time Graphic gives notice that the Note Holders may thereafter effect sales pursuant to a given prospectus.

     7.4  Maintenance.
          -----------

     (a) Graphic agrees to (i) use its best efforts to keep the Registration Statement continuously effective (including by filing amendments and supplements thereto) in order to permit the disposition of the Graphic Stock until the second anniversary of the Closing Date or the sale by the Note Holders of all of the Graphic Stock, whichever is earlier (collectively, the "Effective Period"), and (ii) prepare and file with the Commission, as soon as reasonably practicable, such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective continuously during the Effective Period.

     (b) Graphic agrees to cause the Registration Statement and the related prospectus, and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment, or supplement during the Effective Period, (1) to comply in all material respects with the applicable registration requirements of the Act and the rules and regulations promulgated by the Commission thereunder, and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than information confirmed by the Note Holders pursuant to Section 7.2 or statements or omissions made in reliance upon and in conformity with information furnished to Graphic in writing by or on behalf of the Note Holders expressly for use in the Registration Statement and the related prospectus, or any amendment or supplement thereto.

     (c) In connection with the Registration Statement, Graphic agrees, as soon as reasonably practicable, to:

     (1) furnish to the Note Holders such number of copies of the Registration Statement, each amendment and supplement thereto, and prospectus included in the Registration Statement and such other related documents as each Note Holder may reasonably request;

     (2) notify the Note Holders promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus forming a part thereof;

     (3) advise the Note Holders after Graphic receives notice or otherwise obtains knowledge of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or amendment or supplement thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

     (4) use its best efforts to register or qualify the Graphic Stock under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Note Holders shall reasonably request (provided that Graphic shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable the Note Holders to consummate the disposition of Graphic Stock in any of the aforementioned jurisdictions; and

     (5) notify the Note Holders at any time when a prospectus relating to the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to the Registration Statement so that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


     7.5   Combined Registration Statement.  The Note Holders expressly
           -------------------------------
acknowledge and agree that in fulfilling its registration obligations pursuant to this Article 7, Graphic may combine the registration of the Graphic Stock issued in the Reorganization and the Graphic Stock issued pursuant to this Agreement into one Registration Statement and multiple Registration Statements shall not be required.

     7.6  Indemnification.
          ---------------

     (a) Graphic agrees to indemnify, defend and hold harmless the Note Holders from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to the Note Holders), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, and will reimburse the Note Holders and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim, except insofar as the same may have been caused by any untrue statement or omission contained in the information confirmed by the Note Holders pursuant to Section 7.2 or based upon information furnished to Graphic in writing by or on behalf of the Note Holders expressly for use therein.

     (b) The Note Holders, agree, jointly and severally, to indemnify, defend and hold harmless Graphic and its officers, directors, affiliates, agents, employees and controlling persons (within the meaning of Section 15 of the Act) from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to Graphic), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon (i) any untrue statement of a material fact contained in the Registration Statement or in any prospectus contained therein (or any amendment or supplement thereto) or which arises out of or is based upon any omission to state in any thereof a material fact required to be stated therein or necessary to make any statement contained therein not misleading, to the extent that such untrue statement or omission is contained in the information confirmed by the Note Holders pursuant to Section
7.2 or is made in reliance upon or in conformity with information furnished in writing by or on behalf of the Note Holders expressly for inclusion in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto), and (ii) the failure by the Note Holders to comply with the covenants contained in Section 7.3 above, and will reimburse Graphic and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim.

     7.7  Fees and Expenses of Registration.  Graphic will pay all expenses and
          ---------------------------------
fees incident to the performance of its obligations in Sections 7.1, 7.3 and 7.4 other than selling commissions and fees and expenses of advisors to the Note Holders.


                                   ARTICLE 8
                        TERMINATION; AMENDMENTS; WAIVER

     8.1  Termination.  This Agreement may be terminated, and the transaction
          -----------
contemplated hereby may be abandoned, at any time prior to the Closing Date:

     (a) by the written consent of Mercury, WAC,  Graphic  and the Note Holders;

     (b) by Mercury, Graphic, WAC or the Note Holders if, without a material breach of the terminating party, the Closing shall not have occurred on or before June 15, 1996, which date may be extended by mutual consent of the parties;

     (c) by Mercury, WAC or Graphic if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by the Note Holders or the Company in their representations, warranties, covenants or agreements set forth herein; or

     (d) by the Note Holders or the Company if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by Mercury, WAC or Graphic in their representations, warranties, covenants or agreements set forth herein.

     8.2  Effect of Termination.  In the event of the termination and
          ---------------------
abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, other than the provisions of
Section 9.7 which shall survive. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1  Entire Agreement; Assignment.  This Agreement, together with any
          ----------------------------
confidentiality agreements between the parties hereto, and the Ancillary Agreements (a) constitute, with the schedules and the exhibits hereto, the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof and (b) shall not be assigned by operation of law or otherwise, provided that Mercury or WAC may assign its respective rights and obligations to any direct subsidiary of Graphic, but no such assignment shall relieve Mercury or WAC of its obligations hereunder.

     9.2  Validity.  The invalidity or unenforceability of any provision of this
          --------
Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     9.3  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and shall be deemed to have been duly given, effective and received when delivered in person or by electronic facsimile transmission, cable, telegram, telex, or a courier, or five (5) days following the date such notice is mailed by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

     If to Mercury, WAC  or Graphic:

     Graphic Industries, Inc.
     2155 Monroe Drive, N.E.
     Atlanta, Georgia 30324
     Telecopy:  (404) 874-7589
     Attention:  Mark C. Pope IV, President
     with a copy to:

     Mercury Printing Company, Inc.
     2929 Convair Road
     Memphis, Tennessee
     Attn:  Mr. Bill Hyatt, President

     and with a copy to:

     Lawrence M.  Gold, P.C.
     100 Galleria Parkway
     Suite 695
     Atlanta, Georgia 30339
     Telecopy: (770) 933-9605


     If to the Note Holders, at the addresses listed on Exhibit "A" attached hereto

     If to the Company at:

     The Wimmer Companies, Inc.
     4210 B.  F.  Goodrich Blvd.
     Memphis, Tennessee 38118

     with a copy to:

     Johnson, Grusin, Kee & Surprise
     Suite 202
     780 Ridge Lake Blvd.
     Memphis, Tennessee 38120
     Attn: Martin A.  Grusin, Esquire
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon actual receipt thereof.

     9.4  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.5  Descriptive Captions.  The descriptive captions herein are inserted
          --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of personal pronouns such as "him", "her" or "it" shall not be deemed gender specific and shall refer to any or all persons or entities regardless of gender.

     9.6  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     9.7  Expenses.  All costs and expenses of Graphic,  Mercury or WAC
          --------
associated with legal and audit services incurred in connection with the transactions contemplated in this Agreement shall be paid by Graphic. The Note Holders will pay their respective legal and other expenses. Any expense incurred by the Company in connection with the transactions contemplated by this Agreement shall be accrued in full on the financial records of the Company as of the Closing Date and constitute an adjustment to the Closing Balance Sheet under the terms of the Reorganization Agreement.

     9.8  Parties in Interest.  This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     9.9  No Waiver.  No failure on the part of any party hereto to exercise,
          ---------
and no delay in exercising any right, power or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any party hereto preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party of any breach of or any default in any term, covenant, or condition which this Agreement requires to be performed or observed by any other party shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term, covenant or condition hereof.

     9.10  Best Efforts.  All parties to this Agreement hereby covenant and
           ------------
agree to use their best efforts to perform all of their respective covenants, agreements and obligations hereunder and to cooperate fully with each other to consummate the transactions contemplated or referred to herein.

     9.11   Survivability.  The Note Holders' representations, warranties and
            -------------
covenants set forth in this Agreement shall survive for a three (3) year period following the Closing Date, except for the representations, warranties and covenants set forth in Sections 4.4 and 4.10 which shall survive for a period of seven (7) years after the Closing Date.

     IN WITNESS WHEREOF, each of the parties has duly executed, or caused this Agreement to be duly executed, as of the day and year first written above.

                                   THE NOTE HOLDERS:

                                   WIMMER BROTHERS COMPANY,
                                   a Tennesee General Partnership

                                   BY:
                                      ------------------------------------
                                       J. Fred Wimmer, General Partner

                                   ---------------------------------------
                                   J. Fred Wimmer


                                   THE WIMMER COMPANIES, INC.

                                   BY:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------


                                   GRAPHIC INDUSTRIES, INC.

                                   BY:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------


                                   MERCURY PRINTING COMPANY, INC.

                                   BY:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                   WIMMER ACQUISITION CORP.


                                   BY:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                  EXHIBIT "A"
                     NAMES, ADDRESSES AND OTHER INFORMATION
                           REGARDING THE NOTE HOLDERS

Name and                              Interest       Original      Outstanding
Address                Date of Note     Rate     Principal Amount    Balance
- --------              --------------  ---------  ----------------  -----------

Wimmer Brothers       August 1, 1991     12.75%       $442,175.00  $__________
Company
4210 B.F. Goodrich
Boulevard
Memphis, TN 38118

Mr. J. Fred Wimmer    August 1, 1991      8.00%       $394,247.96  $__________



                                    GLOSSARY
                                    --------

1.  "Act" shall mean the Securities Act of 1933, as amended.

2. "Affiliate(s)" shall mean any Person that directly, or indirectly through one or more other Persons, controls, is controlled by or is under common control with any other Person.

3. "Agreement" shall mean this Note Purchase Agreement as now existing or as hereafter amended.

4. "Ancillary Agreements" shall mean the Reorganization Agreement, the Escrow Agreement and the Indemnification Agreement.

5. "Closing" shall mean the date specified in Section 2.7 of the Reorganization Agreement.

6.  "Closing Date" shall mean the date of Closing.

7.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

8. "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

9. "Daily Market Value Per Share" shall mean the closing price for Graphic Common Stock as reported on the NASDAQ national market system as published in The Wall Street Journal for any trading day.
       -----------------------

10.  "Effective Date" shall mean the close of business on May 31, 1996.

11.  "Effective Period" shall have the meaning set forth in Section 7.4 herein.

12. "Escrow Agent" shall mean United American Bank, including its successors and assigns.

13. "Escrow Agreement" shall mean the Escrow Agreement substantially in the form of Exhibit "B" attached hereto and incorporated herein by reference.

14. "Escrow Period" shall mean the period beginning on the Effective Date and continuing for twelve (12) months thereafter, unless sooner terminated or extended, as provided in the Escrow Agreement.

15. "Escrow Shares" shall mean thirty percent (30%) of the value (as determined pursuant to this Agreement as of the Closing Date) of the Graphic Stock, rounded to the nearest whole number of shares (which shall be registered in the name of Escrow Agent), or any proceeds or substitutions therefor, in accordance with this Agreement and the Escrow Agreement.

16. "Graphic Common Stock" shall mean the Common stock, $0.10 par value per share, of Graphic.

17. "Graphic Stock" shall mean the total number of shares of Graphic Common Stock, to be issued hereunder, including the Initial Shares and the Escrow Shares and which, in the Aggregate shall equal the quotient obtained by dividing the Note Value by the Market Value Per Share of Graphic Common Stock, rounded up to the nearest whole number of shares.

18. "Indemnification Agreement" shall mean the Indemnification Agreement substantially in the form of Exhibit "C" attached hereto and incorporated herein by reference.

19.  "Initial Shares" shall mean the Graphic Stock minus the Escrow Shares.

20. "Interim Balance Sheet" shall mean, collectively, the interim unaudited balance sheet of the Company as of April 30, 1996.

21. "Knowledge" shall mean information, data, material or knowledge actually known to a Person or which such Person should have known after reasonable inquiry or investigation.

22. "Market Value Per Share" shall mean the average of the Daily Market Value Per Share for each of the twenty (20) consecutive trading days preceding the third trading day prior to the Transaction Date.

23. "Person" or "Persons" shall mean any individual, joint venture, partnership, firm, corporation, trust, unincorporated, organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular or the plural.

24.  "Note Value" shall have the meaning set forth in Section 2.3(a) herein.

25. "Registration Statement" shall mean the Registration Statement on Form S-3, including any prospectuses, supplements, amendments or post-effective amendments and exhibits to be filed by Graphic with the Commission in accordance with this Agreement and relating to the resale of the Graphic stock by the Note Holders.

                            NOTE PURCHASE AGREEMENT
                            -----------------------
                                      WITH
                                      ----
                           THE WIMMER COMPANIES, INC.
                           --------------------------


                                    EXHIBITS
                                    --------


Exhibit "A" - Note Holders Information

Exhibit "B" - Escrow Agreement

Exhibit "C" - Indemnification Agreement

Exhibit "D" - Opinion of Counsel for Company

Exhibit "E" - Opinion of Lawrence M. Gold, P.C.



     The Schedules and Exhibits to this Agreement have been omitted from this filing, however, copies will be filed supplementally with the Commission upon request.

                                   SCHEDULES
                                   ---------


Schedule 4.5 - Note Purchase Agreement

                                       22